UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): May 26, 2010

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

                               000-50884                                                            94-3120386

                  (Commission File Number)                              (IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri                                    63108

       (Address of Principal Executive Offices)                                                       (Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders

On May 26, 2010, Stereotaxis, Inc. (the “Company”) held its Annual Meeting of Stockholders.  Stockholders were asked to consider and act upon:

(1)  The election of three directors as Class III Directors to serve until the Company’s 2013 Annual Meeting;

(2)  A proposal to approve an amendment to the Company’s 2002 Stock Incentive Plan; and

(3)  A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010.

The votes for, withheld, against, abstentions, and broker non-votes, where applicable, for each matter are set out below.

(1)  Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Votes Abstain	Broker Non-Votes
William M. Kelley	28,089,037	914,279	0	13,503,828
Fred A. Middleton	28,286,692	716,624	0	13,503,828
William C. Mills III	28,139,842	863,474	0	13,503,828

(2)  Proposal regarding an amendment to the Company’s 2002 Stock Incentive Plan:

            Number of Votes For:  24,523,989

            Number of Votes Against:  4,424,597

            Number of Votes Abstain:  54,730

            Number of Non-Votes:  13,503,828

(3)  Proposal regarding ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010:

            Number of Votes For:  42,353,032

            Number of Votes Against:  146,234

            Number of Votes Abstain:  7,878

            Number of Non-Votes:  0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        STEREOTAXIS, INC.

Date:   May 28, 2010                                       By:   /s/ Daniel J. Johnston

                                                            Name:  Daniel J. Johnston

                                                            Title:  Chief Financial Officer